EXHIBIT 99.1
MEMORANDUM

TO: SPARTA Employees and Stockholders	DATE: April 21, 2006
FROM: Bob Sepucha
SUBJECT: First Quarter 2006 Report and Stock Price Evaluation

Stock Pricing Results
The two tables attached at the back of this memo present, respectively, a summary of operating results for the quarter and the past 12 months compared to the same periods one year ago, and the calculation of the resultant stock price to be effective after April 21, 2006. The operating results are discussed in later paragraphs. The new stock price, as shown in the second attached table, is $41.25 per share, a decrease of $1.28 (3%) per share compared to $42.53 per share as of Jan. 23, 2006 and an increase of $0.38 per share (1%) since April 21, 2005.
Equity continued to grow in the first quarter and as a result the equity/share term contributed $0.20 to share price growth. Earnings in the quarter remained strong at a level equal to the previous quarter. As a result, earnings contributed $0.54 to stock price growth in the earning/share term. As in the previous two quarters, however, these stock price gains were offset by weak performance in the growth factor. Projected twelve-month profits from the contract backlog were essentially unchanged from the fourth quarter of 2005, and as a result the growth term decreased $2.02 per share, the fourth consecutive quarter the growth factor made a negative contribution to stock price change.
Quarterly Stock Trade
We anticipate liquidity will be approximately $3,200K for quarterly pro rata repurchases on the May 22 trade date. This is approximately $500K less than on the February 2006 trade date when $4,300K was available and $3,700K of pro rata offers were submitted. The decrease in liquidity on the May trade date is due to the significant number of retirements of large stockholders in the first quarter.
The deadline for the next trade date is Monday, May 22. As previously communicated to “all hands,” the SPARTA Stock Transaction and Reporting System (STaRS) is operational and should be the primary means of entering offers for the May 22 trade. If you use STaRS to submit your offer for this trade, you will need to print out the stock transaction request forms prepared by STaRS, sign them, and submit stock certificates just as if you were using the Excel-based stock transaction request forms. PLEASE NOTE: Whether you use STaRS or the Excel-based stock transaction request, you must submit the original signed stock transaction request and stock certificates to the CBO no later than close of business on May 22. Stockholders wishing to offer stock for repurchase should send in a stock transaction request form to Diane Lavoie in the CBO at least a few days prior to May 22, offering up to $4,991 in stock (121 shares) along with signed stock certificates for the amount offered. (Shares acquired less than 6 months prior to the stock trade date, i.e. after November 21, 2005, may not be offered. This includes shares acquired by exercising options, from year-end bonuses, profit sharing and 401(k) contributions, and Rabbi Trust awards.) Offerers wishing to sell in excess of $5,000 in stock should submit at the same time a second stock transaction request for the amount they desire to sell in excess of $5,000. However, stock certificates associated with this second transaction request should not be included, since the actual amount any offerer will be permitted to sell is subject to pro rata allocation in proportion to the stockholdings of the offerers. Sellers will be notified shortly after May 22 of the results of the pro rata allocation, and will be asked to provide signed stock certificates after notification. Proceeds from the pro rata sale will be forwarded to the sellers in early July 2006, approximately six weeks after the trade date. Repurchase requests received after May 22 will not be honored regardless of the reason for late arrival, so send them early. Diane Lavoie will fax a list of offers received as of May 18 to each of the Operations as confirmation of receipt of offers as of that date (a benefit of sending in your offer early).
No transaction will be processed unless the original signed stock transaction request is received by Diane Lavoie in the CBO by the May 22 deadline. Forms that are emailed or faxed will not be accepted. For the $5,000 repurchase requests, the stock certificate must accompany the original stock transaction request. For repurchase requests in excess of $5,000, the second original transaction request must also be received by the deadline but, as described above, the stock certificates should not be provided until the sellers are notified of the pro rata allocation.
New Contracts
In the first quarter, we had five significant sole-source awards and one sole-source add-on totaling $8.9M. We had ten significant competitive contract/task-order losses totaling $101.6M.
In the National Security Systems Sector, ACTO won three sole-source contract/task-orders from the Federal Bureau of Investigation to provide technical support. Each award exceeded $1.0M for a total of $5.5M. The work will be performed over a one-year period.
In the Hardware Systems Sector, CPO, as a subcontractor to Pratt & Whitney, won a sole-source subcontract for the Air Force F-119 Stator 1 2006 production program. This subcontract award is for $1.2M over a 12-month period. As a subcontractor to AeroVironment, CPO also won a sole-source production subcontract for the Air Force Dragon Eye 2006 program to fabricate composite material components for the Dragon Eye Unmanned Air Vehicle. This subcontract award is for $1.0M over a four-month period. As a subcontractor to MBDA, CPO also won a sole-source add-on to its Air Force Small Diameter Bomb Wing Kit contract. CPO will fabricate composite material wings for 600 ship sets over a one-year period for $1.2M.
In the Mission Systems Sector, DSTO lost a $1.4M two-year competitive prime contract for the Army Research Office Background-Suppressed Trigger Sensor program. Also, DSTO lost a competitive task-order from the Defense Advanced Research Project Agency (DARPA) Technical Support-Special Projects Office for their Building Protection program. This contract was for $3.6M over a one-year base and three one-year options. In addition, SMDO lost a competitive prime contract for the Air Force Space and Missile Center’s Hybrid Launch Vehicle program, a $3.0M effort over 20 months.
In the National Security Systems Sector, ISSO lost a competitive prime contract for the DARPA Predictive Analysis for Naval Deployment Activities program. The contract was valued at $21.9M over 45 months. ISSO also lost a competitive prime contract for the DARPA Integrated Learning program, a contract valued at $12.9M over a three-year period. Lastly, as a subcontractor to Northrup Grumman, ISSO lost the Air Force Transformational Communications Military Satellite Communications Operational System’s program. This subcontract was for $50M over a seven-year period.
In the Hardware Systems Sector, CPO, as a subcontractor to Harris, lost a competitive subcontract for composite components for the Air Force Joint Strike Fighter program. CPO’s proposed work on the program was to fabricate composite material covers for $1.4M over a one-year period. Additionally, CPO lost a competitive prime contract for the DARPA Meerkat Unmanned Air Vehicle development project. The contract value was for $2.0M over a one-year period. Finally, CPO, as a subcontractor to DRS, lost a competitive subcontract award for the Navy’s Neptune Tooling and Production program, a $1.4M effort over a one-year period.
In the Missile Defense Sector, SASO, as a subcontractor to Anteon, lost a competitive bid for system engineering support for the Naval Surface Warfare Center AEGIS Program Office. The subcontract value was for $4M over an eight-year period.
2006 Business Performance
First quarter sales were essentially the same as in the previous quarter, $71.2M (0.3% growth), while direct labor increased to $20.9M (8%). Relative to the first quarter of 2005, these values represent increases of 9% and 15%, respectively.
Twelve-month contract backlog was $273M, unchanged from the fourth quarter of 2005. Multi-year contract backlog, however, increased by 10% to $918M. Relative to the first quarter of 2005, annualized contract backlog grew by 11% and multi-year contract backlog grew by 33%.
In the first quarter, we hired 46 people, 15 fewer than in the fourth quarter of 2005 and 24 fewer than in the first quarter of 2005. Consequently the annualized recruiting rate was 14%, down from 30% for all of 2005. We had 67 terminations in the first quarter with 37 leaving the company for jobs at other companies or in the government. This corresponds to an annualized overall turnover rate of 20% and a rate of 11% for people leaving for other jobs compared to 16% and 7%, respectively, in 2005. At the end of the quarter, we had a full-time equivalent staff of 1,312 people, a net decrease of 26 people since the beginning of the year.
2006 Financial Performance
Net earnings for the fourth quarter were $4.2M, essentially unchanged from the fourth quarter of 2005 and down 3% from the first quarter of 2005. Profitability in the first quarter was 5.9%, a slight increase from 5.7% in the fourth quarter of 2005 and a slight decrease from 6.2% for all of 2005. Stockholders’ equity stood at $70.3M at the end of the quarter, a 3% increase from the previous quarter and a 31% increase from the first quarter of 2005.
Processing problems in the government that delayed collection of certain receivables in the fourth quarter of 2005 were cleared up in the first quarter. Consequently Days Sales Outstanding (DSO) decreased from 75 days in December to 67 days in March, and cash and investments increased by $3.7M (13%) to $33.0M. Despite the improvement however, DSO was 4 days higher than the first quarter of 2005. The year-to-date average DSO was 68 days, 6 days more than the year-to-date average for 2005.
In the first quarter, $738K in new promissory notes was issued and scheduled principal payments of $727K were made resulting in a promissory note balance of $8.4M, the same as at the end of the fourth quarter of 2005. At the end of the first quarter, cash and investments exceeded the sum of our income tax liabilities and promissory note obligations by $21.1M, an increase of $1.5M from the previous quarter.
2006 Outlook
The financial plan for 2006 is based on sales of $295M and direct labor of $85.2M, increases of 6% and 11%, respectively. This modest growth is a reflection of the trend we saw developing in 2005 with budgets of our major government customer continuing to flatten out and subjected to intense pressures from military operations overseas. In this environment it is still reasonable to expect adding 5-10% in sales due to new contracts, but it is no longer realistic to expect much in additional new funding being added to existing contracts during the year. It was the latter that fueled our 20+% growth in 2003 and 2004.

Our performance in the first quarter is consistent with our 2006 plan. Opportunities exist later in the year for us to exceed the plan although those opportunities offer greater prospects for accelerated growth in 2007. Our challenge is to put to good use the processes and tools we have developed over the past two years to re-energize our business development activities, increase our annualized contract backlog, and return us to the growth rates in sales, earnings and stock price that we enjoyed in 2003-4.
Changes in Stock Procedures
At its February meeting, the Board of Directors approved two procedural changes in our stock program, both changes dictated by the Financial Accounting Standards Board issuance of FAS 123R concerning accounting for stock options. Traditionally the Grant Date for business stock options has been June 21 and December 21 for the first and second half year, respectively. The Letters of Grant have been issued approximately ten weeks later. FAS 123R now requires that the Grant Date must be the same as the date of the Letters of Grant. Effective immediately, the stock option Grant Date will now coincide with the date of the Letters of Grant, approximately September 1 for the first half year business stock options and March 1 for the second half year options. As in the past, the stock option exercise price will be equal to the prevailing stock price at the Grant Date.
The second change involves the stock component of the Profit Sharing Plan (PSP) and 401(k) matching contributions. In the past, we have used the prevailing stock price each quarter to determine the number of shares for the PSP and 401(k) matching contributions. Now, however, we are required to base the number of shares in the PSP and 401(k) matching contributions solely on the prevailing stock price at the date of Board approval. Since the Board approves the contributions in January, the prevailing stock price is that set on October 21. Henceforth we will use the October 21 stock price to determine the number of shares in the PSP and 401(k) contributions.
All statements in this memorandum that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements. These factors are described in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006, and such other filings that the Company makes with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.

SPARTA, INC.
OPERATING RESULTS
AS OF MARCH, 2006

Business Results	For the three months ended		For the twelve months ended
(in $K, unless otherwise noted)	MAR 06	MAR 05	MAR 06	MAR 05
Sales ($M)	$71.2	$65.1	$283.2	$261.9
Gross earnings	7,658	7,690	31,316	28,996
Net income	4,200	4,311	16,993	16,996
Stock tax benefit	551	468	6,120	3,886
Stock sales — Receivable	(221)	(64)	(57)	(238)
Deferred Stock (Rabbi Trust)	(43)	36	(65)	159
Stock sales — exercise	3,481	2,651	16,460	11,810
Stock sales — retirement plans	2,204	1,837	6,046	5,009
Stock sales — bonus	1,257	1,624	1,257	1,623
Total Stock Sales	6,942	6,113	23,763	18,442
Stock repurchases:
- Cash	8,388	6,707	29,425	24,469
- Promissory notes	738	1,129	738	6,006
Total Stock Repurchases	9,126	7,836	30,163	30,474

Business Projections and Backlog	At April 2,	At Jan. 1,	At April 3,
(in $M, unless otherwise noted)	2006	2006	2005
Contract backlog	272.5	273.6	245.9
Proposal backlog	70.2	66.1	123.4
Twelve month projected sales	294.5	295.3	277.5
Twelve month projected earnings ($K)	30,109	30,272	29,829

	At April 2,	At Jan. 1,	At April 3,
Breakdown of Stockholders Equity ($M)	2006	2006	2005
Stock sales (excluding FAS 123R)	$86.93	$79.99	$63.16
Stock sales receivables	($0.80)	($0.58)	($0.75)
Deferred stock compensation	($0.40)	($0.35)	($0.33)
Stock repurchases	($95.67)	($86.54)	($65.50)
Stock tax benefit	$24.27	$23.72	$18.15
Retained earnings	$56.01	$51.81	$39.02

Stockholders’ Equity	$70.35	$68.04	$53.76

Subordinated stock notes	8.44	8.43	10.85

Net Worth	$78.78	76.47	$64.60

	At April 2,	At Jan. 1,	At April 3,
Stock Notes ($M)	2006	2006	2005
Total note balance	$8.44	$8.43	$10.85
Long-term subordinated	$5.78	$5.99	$7.93

STOCK PRICE CALCULATION
(Business Data as of 04/02/2006)

		Equity		Growth		Earnings
		Term		Term		Term

		SE+SN+CX				NP+STB

PRICE	=	SI+SV	+	7 x FG x	(2 YR AVG	SI+SV )

Stock Ownership
Shares Issued (SI)	5,320
Option Vested (SV)	811

6,131

Equity Term ($K)
Stockholders Equity (SE)	70,346
Subordinated Notes (SN)	5,778
(Long Term Portion) Cost to Exercise SV (CX)	18,727

SE + SN + CX =	94,850

Equity Term/Share

SE+SN+CX		94,850

SI+SV	=	6,131	=	$15.471
Growth Term (FG)

			Less Misc.	Less
Gross Earnings ($K)		Less SIT	Income	FAS 123R Comp
Past 12 Months	31,316	30,301	30,215	30,219
Past 24 Months	60,312	58,372	58,225	58,229
12 Month Projection	27,660	(Contract Backlog + Weighted Proposal Backlog)
FG    =    [   {Past 12 Months + 12 Months Projection}   /   Past 24 Months]2
FG    =    [(30,219 + 27660)   /   58,229]2    =    0.988

Earnings Term ($K)					Previous 7 Quarters
Net Earnings for Quarter		(NP)		= 4,602	0.698
(Unallowable stock compensation and FAS 123R compensation added back)					0.898
Stock Tax Benefit		(STB)		= 551	1.029
					0.854
Quarter	NP+STB	=	(4602.4 + 551.447)/6,131		0.897

	SI+SV	=		0.841	1.137
					1.100

2 YR AVG	NP+STB	=	(0.841 + 6.613)/2		6.613

	SI+SV	=		3.727
Stock Price Computation
     Note: Growth Term may not exceed 1.500
Price/Share     =     $15.471     +     7     x     0.988     x     3.727     =     $41.25